EXHIBIT 28
                    INFORMATION FROM REPORTS FURNISHED
                 TO STATE INSURANCE REGULATORY AUTHORITIES


                The information contained in this Exhibit represents information contained in Schedule P of Annual Statements provided to state regulatory authorities by the Company's property/casualty insurance company subsidiaries, Erie Insurance Company, Erie Insurance Company of New York and Erie Insurance Property & Casualty Company, net of reinsurance. However, under SFAS113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts" which the Company adopted in 1993, the prior practice of offsetting assets and liabilities relating to reinsurance contracts was eliminated for GAAP reporting purposes. Thus, the following is a reconciliation between the loss and loss adjustment expense reserves reported on the Company's December 31, 1997 Consolidated Statements of Financial Position, contained in the Company's 1997 Annual Report, page 31, and that reported on the Erie Insurance Company's, Erie Insurance Company of New York's and Erie Insurance Property & Casualty Company's December 31, 1997 Annual Statements.

Loss and loss adjustment expense reserves per Annual Statement:
         Erie Insurance Company                                   $ 84,050,919
         Erie Insurance Property & Casualty Company                          0
         Erie Insurance Company of New York                          8,405,092
                                                                  ------------
         Subtotal - Loss and loss adjustment expense reserves,
          net of reinsurance                                      $ 92,456,011
         SFAS113 Reinsurance gross-up adjustment:
         Erie Insurance Company                                    269,625,123
         Erie Insurance Property & Casualty Company                 50,891,486
         Erie Insurance Company of New York                            436,321
                                                                  ------------
         Loss and loss adjustment expense reserves per Erie
          Indemnity Company Consolidated Financial Statements     $413,408,941
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